UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2025

CleanSpark, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave. Suite A - 638
Henderson, Nevada		89052
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 989-7692

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for 0.069593885 shares of common stock at an exercise price of $165.24 per whole share	CLSKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective September 19, 2025, the Company entered into a Master Loan Agreement (the “Two Prime Master Loan Agreement”) with Two Prime Lending Limited (“Two Prime”), as lender. The funds made available pursuant to the Two Prime Master Loan Agreement are expected to be used to support Bitcoin mining hashrate deployment, invest in high-performance computing (HPC) capabilities, and fund the Company’s evolving Digital Asset Management strategies.

General Nature of the Facility

The Two Prime Master Loan Agreement provides for a revolving credit facility of up to $100 million.

Interest Rate

Amounts borrowed under the Two Prime Master Loan Agreement will bear interest at a rate equal to the Term SOFR Rate (as defined in the Two Prime Master Loan Agreement) plus 3.55%.

Maturity

The facility will mature on September 14, 2026 (the “Maturity Date”). The Company may prepay any outstanding amounts borrowed, in whole or in part, without premium or penalty, at any time prior to the Maturity Date. Amounts prepaid may be reborrowed, in whole or in part, at any time prior to the Maturity Date.

Security for the Borrowings

The Company’s obligations under the Two Prime Master Loan Agreement are secured by the Company’s interest in digital assets, which may include Bitcoin or any digital currency that the Company and Two Prime agree upon (the “Collateral”) and Two Prime’s recourse under the Two Prime Master Loan Agreement is limited to the Collateral.

Financial Covenants

The Company must satisfy ongoing collateral maintenance requirements. If the value of posted collateral falls below the specified margin threshold, the Company must promptly post additional collateral or repay a portion of the loan. Failure to maintain sufficient collateral can result in an event of default and remedies available to Two Prime, including the right to liquidate pledged collateral.

The Two Prime Master Loan Agreement contains representations and warranties and affirmative and negative covenants customary for financings of this type, as well as customary events of default.

The foregoing description of the Two Prime Master Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Two Prime Master Loan Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On September 25, 2025, the Company announced its entry into the Two Prime Master Loan Agreement. A copy of the press release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Act, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Two Prime Master Loan Agreement, dated September 19, 2025.
99.1	Press Release, dated September 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Portions of this exhibit have been redacted in compliance with Item 601(a)(6) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Date:	September 25, 2025	By:	/s/ Leighton R. Koehler
Leighton R. Koehler, General Counsel